Exhibit 10.2

AMENDMENT NO. 1
(Subordinated Credit Agreement)

This Amendment No. 1 ("Agreement") dated as of January 16, 2009 ("Effective Date") is among Abraxas Energy Partners, L.P., a Delaware limited partnership ("Borrower"), the lenders party to the Credit Agreement described below from time to time as Lenders, and Société Générale, as Administrative Agent (in such capacity, the "Administrative Agent").

RECITALS

A.                      The Borrower, the Lenders and the Administrative Agent are parties to the Subordinated Credit Agreement dated as of January 31, 2008, (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"; each capitalized term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary).

B.                      Contemporaneously herewith, the Borrower, the Senior Agent and the Senior Lenders (each as defined in the Credit Agreement) propose to make certain amendments to the Senior Credit Agreement (as defined in the Credit Agreement) pursuant to that certain Amendment No. 1 dated as of January 16, 2009 (the "Senior Credit Agreement Amendment") among the Borrower, the Senior Agent and the Senior Lenders.

C.                      The Borrower has requested that the Lenders (a) to the extent required to make such agreements effective, consent to (i) the Senior Credit Agreement Amendment and (ii) the terms of that certain Amendment No. 1 to Intercreditor Agreement and Subordination dated as of January 16, 2009 (the "Intercreditor Amendment") among the Administrative Agent, the Senior Agent, the Borrower and the Guarantors, and (b) make certain amendments to the Credit Agreement as provided herein.

D.                      The Borrower, the Administrative Agent and the Lenders wish to, subject to the terms and conditions of this Amendment, make certain amendments to the Credit Agreement as provided herein.

THEREFORE, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01Terms Defined Above.  As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.

Section 1.02Other Definitional Provisions. The words "hereby", "herein", "hereinafter", "hereof", "hereto" and "hereunder" when used in this Agreement shall refer to this Agreement as a whole and not to any particular Article, Section, subsection or provision of this Agreement.  Article, Section, subsection and Exhibit references herein are to such Articles,

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Sections, subsections and Exhibits of this Agreement unless otherwise specified. All titles or headings to Articles, Sections, subsections or other divisions of this Agreement or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto.  Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular.  Words denoting gender shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.  Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

ARTICLE II.

CONSENT

Section 2.01Consent; Acknowledgment; Agreement.  Subject to the terms of this Amendment and to the extent required to make such agreements effective, the Administrative Agent and the Lenders hereby consent to (a) the execution and delivery of the Senior Credit Agreement Amendment and the terms and conditions thereof and (b) the execution and delivery of the Intercreditor Amendment and the terms and conditions thereof.  The consents by the Lenders and by the Administrative described in this Section 2.01 are collectively referred to herein as the "Consents."  The Consents are contingent upon the satisfaction of the conditions precedent described in Article V below.  Such Consents are strictly limited to the extent described herein.  Nothing contained herein shall be construed to be a consent to or a permanent waiver of the Sections covered by the Consents provided for herein or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or any other Loan Document.  The Lenders reserve the right to exercise any rights and remedies available to them in connection with any other present or future defaults with respect to any provision of the Credit Agreement or any other Loan Document.  The descriptions herein of the Consents are based upon the information provided to the Lenders on or prior to the date hereof, and, to the extent that material information is incorrect or omitted with respect to any activity, event or circumstance that could result in a Default or Event of Default, such Consent shall not be deemed to apply to such activity, event or circumstance.  The failure of the Lenders to give notice to the Borrower of any such Defaults or Events of Default is not intended to be nor shall be a waiver thereof.  The Borrower hereby agrees and acknowledges that the Lenders require and will require strict performance by the Borrower of all of its obligations, agreements and covenants contained in the Credit Agreement and the other Loan Documents pursuant to the terms thereof, and no inaction or action regarding any Default or Event of Default is intended to be or shall be a waiver thereof.

ARTICLE III.

AMENDMENTS

Section 3.01Section 1.01 of the Credit Agreement is hereby amended as follows:

(a)           Each of the following defined terms is deleted in its entirety and replaced with the following:

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"Adjusted Reference Rate" means, for any day, the fluctuating rate per annum of interest equal to the greatest of (a) the Reference Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus ½ of 1%, and (c) a date determined by the Administrative Agent to be the Daily One-Month LIBOR plus 1.50%.  Any change in the Adjusted Reference Rate due to a change in the Reference Rate, the Federal Funds Rate or the Daily One-Month LIBOR shall be effective on the effective date of such change in the Reference Rate, Federal Funds Rate or Daily One-Month LIBOR.

"Applicable Margin" means, with respect to any Advance, (a) during such times as any Event of Default exists, 3% per annum plus the rate per annum set forth below for the relevant Type of such Advance based on the applicable date, and (b) at all other times, the rate per annum set forth below for the relevant Type of such Advance.  The Applicable Margin for any Advance shall change when and as any such Event of Default commences or terminates.

Eurodollar Rate Advances	Reference Rate Advances
8.50%	7.50%

"Eurodollar Rate" means, for the Interest Period for each Eurodollar Rate Advance comprising the same Borrowing, the rate of interest equal to the greater of (a) 2% per annum and (b) the interest rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1% per annum) set forth on Reuters Reference LIBOR01 as the London Interbank Offered Rate, for deposits in Dollars at 11:00 a.m. (London, England time) two Business Days before the first day of such Interest Period and for a period equal to such Interest Period; provided, that, if no such quotation appears on the Reuters Reference LIBOR01, the Eurodollar Rate shall be an interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by the principal office of Société Générale in London, England to prime banks in the London interbank market at 11:00 a.m. (London, England time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Advance to be maintained by the Lender that is the Administrative Agent in respect of such Borrowing and for a period equal to such Interest Period.

"Maturity Date" means July 1, 2009; provided that if an Investor Trigger Event shall have occurred, the "Maturity Date" under this Agreement shall be May 14, 2009.

(b)           The following new terms are added in alphabetical order:

"Amendment No. 1 Effective Date" means January 16, 2009.

"APC Letter of Credit" has the meaning specified in Section 7.01(o).

"Daily One-Month LIBOR" means, for any day, the rate of interest equal to the greater of (a) 2% per annum and (b) the rate of interest per annum

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(rounded upward, if necessary, to the nearest whole 1/8 of 1%) determined pursuant to the following formula:

Daily One Month LIBOR =                                       Base LIBOR
100% - LIBOR Reserve Percentage

For purposes of this definition:

(a)           "Base LIBOR" means the rate per annum for United States dollar deposits quoted by the Administrative Agent for the purpose of calculating effective rates of interest for loans making reference to the "Daily One-Month LIBOR", as the inter-bank offered rate in effect from time to time for delivery of funds for one (1) month in amounts approximately equal to the principal amount of such loans; provided that the Administrative Agent may base its quotation of the inter-bank offered rate upon such offers or other market indicators of the inter-bank market as the Administrative Agent in its discretion deems appropriate including, but not limited to, the Eurodollar Rate.

(b)           "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, adjusted by the Administrative Agent for expected changes in such reserve percentage during a one (1) month period.

"Exchange Agreement" means that certain Exchange and Registration Rights Agreement dated May 25, 2007 among Abraxas Petroleum Corporation, Abraxas Energy Partners, L.P., and the Purchasers party thereto, as the same may be amended, restated or otherwise modified from time to time.

"Investor Trigger Event" means any Purchaser (as defined in the Exchange Agreement) exercises its right to exchange any Purchased Common Units (as defined in the Exchange Agreement) into Exchange Shares (as defined in the Exchange Agreement) pursuant to the Exchange Agreement, other than the exercise by Perlman Value Partners of up to 9,000 of its Purchased Common Units.

"May 14, 2009 Payment Amount" means an amount equal to the lesser of (a) the amount of the cash distribution made by the Borrower to Abraxas Energy Investments, LLC on or about February 14, 2009 attributable to the fourth quarter of 2008 and (b) $2,250,000.

Section 3.02Section 2.03(e)(ii) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

(ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Reference Rate Advances.

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Section 3.03Section 2.06 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Section 2.06.  Repayment of Advances.  The Borrower shall repay to the Administrative Agent for the ratable benefit of the Lenders the outstanding principal amount of each Advance, together with any accrued interest thereon, in installments in the aggregate amounts and on the dates indicated as follows or on such earlier date pursuant to Section 7.02 or Section 7.03:

Date	Amount
May 14, 2009	May 14, 2009 Payment Amount
Maturity Date	all remaining principal, interest, fees and other amounts owing in respect of the Advances

Section 3.04Section 7.01 of the Credit Agreement is hereby amended by (A) deleting the "or" at the end of clause (m),  (B) deleting the period after clause (n) and replacing it with ";", and (C) adding the following new clauses (o) and (p):

(o)           APC Letter of Credit.  (i) the Borrower fails to receive a letter of credit in its favor on terms, including draw conditions, satisfactory to all of the Lenders in their sole discretion and from an issuer satisfactory to all of the Lenders in their sole discretion, in the amount of the May 14, 2009 Payment Amount (the "APC Letter of Credit"), (ii) the Borrower fails to draw on the APC Letter of Credit on or before May 14, 2009, or (iii) the Borrower fails to use the proceeds of such draw to repay the Advances on May 14, 2009 in accordance with Section 2.06; provided that if the Borrower repays such Advances with funds received from APC, failure to comply with (i), (ii) or (iii) shall not constitute an Event of Default; or

(p)           Equity Issuance Proceeds. The Borrower fails to receive Equity Issuance Proceeds in immediately available funds in an amount equal to at least $20,000,000 on or before April 30, 2009.

Section 3.05Section 9.01 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

Section 9.01.  Amendments, Etc.  No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document, nor consent to any departure by the Borrower or any Subsidiary therefrom, shall in any event be effective unless the same shall be in writing and signed by each Lender and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that (a) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document and (b) the Administrative Agent’s Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto.

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ARTICLE IV.
REPRESENTATIONS AND WARRANTIES

Section 4.01Representations and Warranties.  The Borrower represents and warrants that: (a) its representations and warranties contained in Article IV of the Credit Agreement and its representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents to which it is a party are true and correct in all material respects on and as of the Effective Date, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties were true and correct as of such date; (b) no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of  the Borrower and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement constitutes the legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Instruments are valid and subsisting and secure the Borrower's obligations under the Loan Documents.

ARTICLE V.

CONDITIONS

This Agreement shall become effective and enforceable against the parties hereto upon the occurrence of the following conditions precedent:

Section 5.01Documentation.  The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of (a) this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Administrative Agent, and the Lenders and (b) the Intercreditor Amendment.

Section 5.02Senior Credit Agreement Amendment.  The Administrative Agent shall have received true and correct copies of the fully-executed Senior Credit Agreement Amendment and such agreement shall have become effective.

Section 5.03No Default.  No Default shall have occurred and be continuing as of the Effective Date.

Section 5.04Representations and Warranties.  The representations and warranties in this Agreement shall be true and correct in all material respects.

Section 5.05Fees and Expenses.  The Borrower shall have paid (a) an amendment fee in the amount of $100,000 to the Administrative Agent for the pro rata account of the Lenders and (b) all fees and expenses of the Administrative Agent's outside legal counsel and other consultants pursuant to all invoices presented for payment on or prior to the Effective Date.

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ARTICLE VI.

MISCELLANEOUS

Section 6.01Effect on Loan Documents; Acknowledgments.

(a)           The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

(b)           The Administrative Agent and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents.  Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents, (iii) any rights or remedies of the Administrative Agent or any Lender with respect to the Loan Documents, or (iv) the rights of the Administrative Agent or any Lender to collect the full amounts owing to them under the Loan Documents.

(c)           Each of the Borrower, the Administrative Agent and the Lenders does hereby adopt, ratify, and confirm the Credit Agreement, and acknowledges and agrees that the Credit Agreement and all other Loan Documents are and remain in full force and effect, and the Borrower acknowledges and agrees that its liabilities under the Credit Agreement and the other Loan Documents are not impaired in any respect by this Agreement or the consent and amendment granted hereunder.

(d)           This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents.  Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement shall be a Default or Event of Default, as applicable, under the Credit Agreement.

Section 6.02Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument.  This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

Section 6.03Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Lenders, the Borrower, the Administrative Agent and their respective successors and assigns permitted pursuant to the Credit Agreement.

Section 6.04Invalidity.  In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

Section 6.05Governing Law.  This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of New York.

Section 6.06Entire Agreement. THIS AGREEMENT, THE CREDIT AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT

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